EXHIBIT 16

POWER OF ATTORNEY

The undersigned, each a director of Merrill Lynch Global Technology Fund, Inc. (the “Fund”), a Maryland corporation, hereby authorizes Terry K. Glenn, Donald C. Burke and Phillip S. Gillespie, or any of them, as attorney-in-fact, to sign on his behalf any amendments (including post-effective amendments) to the Registration Statement on Form N-14 (File No. 333-48929) of the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: May 25, 2001

/s/ RONALD W. FORBES (Ronald W. Forbes)

/s/ CHARLES C. REILLY (Charles C. Reilly)